Exhibit 23.1
                                                                    ------------


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Marcam Corporation on Form S-8 (Nos. 33-36346, 33-37794, 33-37619, 33-36499,
33-40557, 33-62992, 33-89732 and 333-02518), Form S-3 (Nos. 33-90670, 33-97374
and 333-26203) and Form S-4 (No. 333-29285) of our report dated June 3, 1997, on our audits of the combined financial statements of MAPICS, Inc. as of September 30, 1995 and 1996 and March 31, 1997 and for each of the three years in the period ended September 30, 1996 and for the six months ended March 31, 1997, which report is included in this current report on Form 8-K.


                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
July 15, 1997